Exhibit 99.1

June 16, 2016

ZAGG Announces Accelerated Consolidation of ZAGG and mophie, Adjusts Leadership
Assignments and Focuses on Cost Down Initiatives; Reiterates 2016 Guidance

SALT LAKE CITY, June 16, 2016 (GLOBE NEWSWIRE) -- ZAGG Inc (Nasdaq: ZAGG), a leading global mobile lifestyle company, today announced that consolidation of key operating teams at ZAGG and mophie is moving ahead of plan. The Company has now merged the North American sales teams, and integrated finance and accounting, information technology, eCommerce, legal, and its operating teams. The new structure aligns the Company’s core teams to more effectively leverage its combined resources. In addition, key leadership talent has been assigned new responsibilities to maximize strengths and make the business more efficient.

“Shortly after the acquisition we integrated our international teams, and it has proven to be very beneficial to our business. Following on that success, we’ve determined to move forward with these additional changes to streamline our business and improve our performance,” stated Randall Hales, CEO.

In addition to the organizational changes, the Company has kicked off a cost down initiative throughout all operating divisions with the goal of running an even more efficient organization. Details and updates on these initiatives will be provided on the second quarter earnings call to be held Tuesday, August 2, 2016.

The Company reiterates annual 2016 guidance as follows, with the forecast for net sales and Adjusted EBITDA at the low end of the range:

●	Net sales of $460 - $500 million
●	Gross profit margin (as a % of net sales) in a range of low to mid 30’s
●	Adjusted EBITDA of $60 - $65 million
●	Annual effective tax rate of approximately 40%

Safe Harbor Statement

In addition to the historical information contained in this press release, this release contains (and oral communications made by ZAGG may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Readers are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers; (b) building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for ZAGG's products; (c) the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Samsung and Apple; (d) changes or delays in announced launch schedules for new mobile devices by major manufacturers like Samsung and Apple; (e) the ability to successfully integrate new operations or acquisitions, including mophie inc., (f) the impact of inconsistent quality or reliability of new product offerings; (g) the impact of lower profit margins in certain new and existing product categories; (h) the impacts of changes in economic conditions, including on customer demand; (i) managing inventory in light of constantly shifting consumer demand; (j) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber-attacks, terrorist incidents, or the threat of terrorist incidents; and (k) adoption of or changes in accounting policies, principles, or estimates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in ZAGG's most recent Annual Report on Form 10-K and other reports the company files with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. ZAGG disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

About ZAGG Inc:

ZAGG is a global leader in accessories and technologies that empower mobile lifestyles. Widely acclaimed for product innovation, the Company has a diverse, award-winning portfolio sold under the ZAGG®, mophie®, InvisibleShield®, and iFrogz® brands. The Company’s brands can be found at leading retailers worldwide. ZAGG has operations in the United States, Ireland, Netherlands, and China. For more information, please visit the company’s websites at www.zagg.com and www.mophie.com.

CONTACT:

Investor Relations:

ZAGG Inc

Kim Rogers

801-506-7008

kim.rogers@zagg.com

Press Inquiries:

Lorraine Woodcheke

Edelman

415-486-3284

Lorraine.Woodcheke@Edelman.com